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                                                                  EXHIBIT 10.31



                                    AMENDMENT

        THIS AMENDMENT effective the 30th day of April, 2001 is by and between WellCheck, Inc. (the "Company") and GMR Marketing Inc., a Wisconsin corporation ("GMR").

                                   WITNESSETH:

        WHEREAS, GMR entered into a letter agreement with Company dated January 23, 2001, pursuant to which GMR engaged the Company to perform lipid, glucose and blood pressure screenings and other services in connection with the Pfizer Screen Test for Health 2001 (the "Program");

        WHEREAS, the Company has collected and will continue to collect participant data in connection with the Program, including the names, addresses, demographic information, answers to risk assessment questionnaires, test results of participants and summaries and reports ("Participant Data"); and

        WHEREAS, GMR and Company acknowledge that Pfizer, Inc. ("Pfizer") owns the Participant Data, and that GMR and the Company should take all steps consistent with Pfizer's ownership rights in the Participant Data.

        NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

        1. Ownership of Participant Data. The paragraph denoted as Participant Data in Exhibit A of the Letter Agreement is hereby deleted and the following text is inserted in its place:

                Participant Data. GMR and Company acknowledge that any participant data collected in connection with the Screenings, including names, addresses, demographic information, answers to risk assessment questionnaires, test results and reports and summaries ("Participant Data") shall belong to Pfizer, Inc. Company agrees to use the Participant Data only in accordance with Pfizer's instructions and in accordance with applicable laws and each party's respective privacy policies.

                To this end, all Participant Data meeting the definition of "Works for Hire" as set forth in the Copyright Act of 1976 shall be deemed "Works for Hire" for the benefit of Pfizer. To the extent the Participant Data might not be considered "Works for Hire," Company hereby assigns to Pfizer all of its right, title and interest in the Participant Data.

        2. Further Assurance. Company shall, from time to time, take such action as Pfizer requests in order to ensure Pfizer's ownership and control over the Participant Data, including sending the Participant Data.

        3. Counterparts. The Amendment may be executed in counterparts each of which when so executed and delivered shall be deemed to be an original and all of which together shall constitute one instrument.


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           IN WITNESS WHEREOF, the undersigned parties have duly executed this
Agreement as of the date first written above.



                                            GMR MARKETING INC.


                                            By:  /s/  Bryan J. Buske
                                               --------------------------------
                                            Name:  Bryan J. Buske
                                            Title: Chief Operating Officer


                                            WELLCHECK, INC.


                                            By:  /s/  Warren E. Pinckert II
                                               --------------------------------
                                            Name:  Warren E. Pinckert II
                                            Title: President



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